SHAREHOLDER MEETING RESULTS

SPECIAL MEETING OF SHAREHOLDERS PRINCOR BALANCED FUND, INC.
HELD SEPTEMBER 16, 1997

1.Election of the Board of Directors.

                            For              Withheld

    Davis                3,544,389             72,718
    Ehrle                3,540,847             76,260
    Ferguson             3,536,209             80,898
    Gilbert              3,544,204             72,903
    Griswell             3,539,331             77,776
    Jones                3,547,615             69,492
    Keller               3,544,982             72,125
    Lukavsky             3,538,481             78,626
    Peebler              3,532,660             84,447

2.Ratification of selection of Ernst & Young LLP as independent public auditors.

          In Favor            Opposed               Abstain

          3,511,213           18,730                87,163

3.Approval of name change to Principal Balanced Fund, Inc..

          In Favor            Opposed               Abstain

          3,400,738           112,727               103,642

4.Approval of modification of management agreement.

          In Favor            Opposed               Abstain

          3,199,599           201,536               215,972